UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 10, 2008

DemandTec, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33634	94-3344761
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Circle Star Way, Suite 200, San Carlos, California		94070
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 226-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer. On January 10, 2008, DemandTec, Inc. (the "Company") appointed William R. Phelps, 46, as the Company’s Executive Vice President and Chief Customer Officer. Mr. Phelps has served as the Company’s Senior Vice President of Professional Services since June 2007. In his role as Executive Vice President and Chief Customer Officer, Mr. Phelps will have overall responsibility for the Company’s Engineering, Professional Services, Product Management, Support and Operations functions.

Prior to joining the Company, Mr. Phelps served as Vice President, Professional Services of Ketera Technologies, Inc., a provider of on-demand spend management solutions. From November 2002 to May 2003, Mr. Phelps served as Senior Vice President of Professional Services of Selectica, Inc., a provider of configuration and contract management solutions. From February 2002 to August 2002, Mr. Phelps served as Senior Vice President of Professional Services for Silicon Energy Corp., a provider of energy technology software. Mr. Phelps also served as Vice President, Professional Services of Kana Software, Inc., and held various positions with Booz Allen Hamilton Inc. and in the consulting group at Arthur Andersen. Mr. Phelps holds a B.S. in Industrial Engineering from Stanford University.

Departure of Officer. On January 10, 2008, the Company disclosed that James H. Dai, the Company’s Senior Vice President of Engineering and Operations, will be leaving the Company. The Company expects that Mr. Dai will remain in his position through February 29, 2008, the end of the Company’s fiscal year 2008, at which time his departure will become effective.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DemandTec, Inc.

January 14, 2008	By:	/s/ Michael J. McAdam

Name: Michael J. McAdam
Title: General Counsel